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                                                                    Exhibit 99.2

                                                               [GRAPHIC OMITTED]

     TRICORD UNVEILS ILLUMINA AGGREGATION SOFTWARE AND BUSINESS ROADMAP

MINNEAPOLIS, MN - (DEC 11, 2000) - Tricord Systems, Inc. (Nasdaq: TRCD), announces the introduction of its groundbreaking Illumina(TM) aggregation software, to be unveiled during a live webcast at 12:00 P.M. EST today. This radical new technology is the backbone of Tricord's family of innovative server appliances being developed for content-hungry applications. Tricord will also partner with vendors building the next generation of specialized application and content appliances.

Spanned across multiple server appliances, Illumina software aggregates the devices to create a cluster that is managed as a single resource. Illumina-enabled testing appliances are literally plug-and-play, offering seamless, virtually unlimited growth and continuous access to content without downtime.

The first appliance featuring this technology, Lunar Flare(TM) NAS, also will be introduced today, with details available in a separate announcement. A general file serving appliance designed to meet the needs of growing organizations, workgroups, corporate departments and e-businesses, Lunar Flare NAS is currently in beta testing, with general availability planned for the second half of Q1, 2001. The product will be distributed through select channel partners and also sold directly through Tricord.

The Company intends to leverage Illumina software to develop storage appliances for applications such as email, database and multimedia. Tricord also plans to utilize Illumina to develop integrated server appliances such as web servers, backup servers, web cache, and content distribution - and is actively forging relationships with partners who are currently developing or who already provide appliance solutions that would benefit from the inherent advantages of aggregation.

"Illumina effectively removes the barriers to creating true clustered server appliances," says Joan Wrabetz, Tricord president and CEO. "Tricord is committed to making aggregation the architecture of choice for all content-hungry server appliances."

Because of the inherent fault tolerant properties of the software, appliance aggregation with Illumina provides a high value-add solution at a comparatively low cost. It is not necessary to



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build expensive hardware redundancies into an Illumina-enabled appliance - the end result being a high level of fault tolerance at an affordable price.

INNOVATIVE BUSINESS MODEL
Tricord is committed to an innovative, customer- friendly business model - including a `try before you buy' program that makes it risk-free for organizations to see for themselves the benefits of aggregated appliances. Another tremendous advantage of aggregation is the ability for companies to `pay as they grow'. Network managers are currently forced to make a choice between the significant management headaches of adding storage incrementally, or buying an expensive, high-end solution. With Tricord's technology, administrators can add appliances as needed eliminating the need to buy more capacity than is immediately required.

For more information on Illumina, visit www.tricord.com.

ABOUT TRICORD
Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina(TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching.

Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company. There is no guarantee or assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results include, without limitation, the ability of the Company to complete development and release commercially its server appliance products, the ability to enter into partner relationships or otherwise develop distribution capabilities, the market acceptance of Tricord-enabled products, the ability of the Company to protect and enforce its intellectual property rights, the ability of the Company to raise additional capital and to maintain its cost structure in accordance with its operating plan, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.

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For more information, please contact:
Elizabeth Hersey, Tricord Systems, Inc., Minneapolis
763-551-6609
or
Matt Harris, JWT Specialized Communications
314-432-6300